UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2025

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Underwritten Offering

On May 20, 2025, Southwest Gas Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”) and Centuri Holdings, Inc. (“Centuri”), pursuant to which the Company agreed to sell 9,000,000 shares (the “Initial Shares”) of its holdings of common stock of Centuri, par value $0.01 per share (“Centuri Common Stock”), to the Underwriters (the “Offering”). The price to the public in the Offering was $17.50 per Share (the “Offering Price”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days after the date of the Prospectus Supplement relating to the Offering (the “Prospectus Supplement”), to purchase up to 1,350,000 additional shares of its holdings of Centuri Common Stock (the “Additional Shares” and, together with the Initial Shares, the “Shares”) at the Offering Price, less underwriting discounts and commissions.

The Offering was made under the Prospectus Supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Centuri’s effective shelf registration statement on Form S-3, as amended (Registration No. 333-287200).

Under the terms of the Underwriting Agreement and pursuant to a lock-up agreement, Centuri, Centuri’s directors and executive officers, the Company, the Icahn Investors (as defined below) and certain of their respective affiliates also agreed not to sell or transfer any Centuri Common Stock without first obtaining the written consent of the Representative, subject to certain exceptions, for 45 days after the date of the Prospectus Supplement relating to the Offering.

On May 22, 2025, the Offering closed, and the Company received net proceeds of approximately $175 million in respect of the sale of the Shares, after deducting the Underwriters’ discounts and commissions. Centuri did not receive any of the proceeds from the sale of the Shares by the Company. The Company intends to use the proceeds from the Offering and the Concurrent Private Placement (as defined below) for the repayment of outstanding indebtedness.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of Centuri, the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Concurrent Private Placement

On May 22, 2025, concurrently with the closing of the Offering and as previously contemplated by, and described in, the Prospectus Supplement, the Company closed the sale of an aggregate of 2,857,142 shares of its holdings of Centuri Common Stock to Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Investors”), at the Offering Price, pursuant to a Common Stock Purchase Agreement, dated May 19, 2025, by and among Southwest Gas Holdings, Inc. and the Icahn Investors (the “Stock Purchase Agreement”). The Centuri Common Stock was offered and sold in a transaction exempt from registration (the “Concurrent Private Placement”). The net proceeds to the Company from the Concurrent Private Placement were approximately $50 million. Centuri did not receive any of the proceeds from the Concurrent Private Placement by the Company.

The Stock Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Icahn Investors, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Stock Purchase Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing descriptions of the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

Item 1.02. Termination of a Material Definitive Agreement.

On November 3, 2023, the Company entered into a Tax-Free Spin Protection Plan (the “Plan”) with Equiniti Trust Company, LLC, as rights agent, which authorized a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s common stock outstanding as of the close of business on November 17, 2023. The purpose of the Plan was to preserve the Company’s ability to effectuate a separation of Centuri that would be tax-free to the Company. Pursuant to the terms of the Plan, the Rights expire on the close of business on the date on which the Board determines to no longer pursue spin-off of Centuri or that such a spin-off will not be consummated with tax-free status.

The Company’s Board of Directors determined, effective upon execution of the Underwriting Agreement, that the Company would no longer pursue a spin-off of Centuri with tax free status. Accordingly, upon execution of the Underwriting Agreement, the Rights granted under the Plan expired effective May 20, 2025.

Item 3.03. Material Modifications to Rights of Security Holders

The information included under Item 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Underwriting Agreement, dated as of May 20, 2025, by and among Centuri Holdings Inc., Southwest Gas Holdings, Inc. and J.P. Morgan Securities LLC, as representative of the underwriters named therein.*

10.2	Common Stock Purchase Agreement, dated as of May 19, 2025, by and among Southwest Gas Holdings, Inc., Icahn Partners LP and Icahn Partners Master Fund LP.*

104	Cover Page formatted in Inline XBRL

*	Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

May 22, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary